Exhibit 1.0



ADDENDUM TO STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September _____, 2002, among Elangaz, a corporation organized and existing under the laws of the Republic of Moldova(hereinafter the "Seller" or the "Company"), Emerging Markets Corporation ( "Purchaser") and Wellstone Acquisition Corporation.

         WHEREAS, on or about July 31, 2002 Seller and Purchaser entered into a Stock Purchase Agreement whereby Seller agreed to issue and sell to the Purchaser and the Purchaser agreed to purchase from the Seller the common stock of Seller for two million (2,000,000) shares of the common stock of the Purchaser.

         WHEREAS, pursuant to Paragraph 2.1(j) of the Stock Purchase Agreement, Seller was required to make such filings for legal and accounting purposes.

         WHEREAS, as the necessary financial information for Seller is currently unavailable, Purchaser is unable to proceed with its plans to commence public trading of its securities, as it is unable to file the necessary documents.

         WHEREAS, Wellstone Acquisition previously entered into a Stock Purchase Agreement between Purchaser and Wellstone Acquisition Corporation in contemplation of the acquisition between Seller and Purchaser.

         Accordingly for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree to rescind the Stock Purchase Agreement previously entered into between Seller and Purchaser.

         Wellstone Acquisition Corporation specifically acknowledges that it agrees to the rescission of the Stock Purchase Agreement between Seller and Purchaser. Notwithstanding said rescission, Wellstone Acquisition Corporation consents and agrees to the same.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    ELANGAZ


                                    By: /s/ Anatol Tripadus
                                       ----------------------------------
                                                 Signature

                                       President
                                       ----------------------------------
                                                 Title


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                                    EMERGING MARKETS CORPORATION


                                    By: /s/ Octavian Chiriad
                                       ----------------------------------
                                                 Signature

                                       President and CEO
                                       ----------------------------------
                                                 Title



                                    WELLSTONE ACQUISITION CORPORATION


                                    By: /s/ Charles Giannetto
                                       ----------------------------------
                                                 Signature

                                       President
                                       ----------------------------------
                                                 Title